UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 1, 2015

URBAN EDGE PROPERTIES

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-36523	No. 47-6311266
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10106
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark Langer

On April 1, 2015, Urban Edge Properties (“UE”) announced the appointment of Mark Langer to the position of Executive Vice President and Chief Financial Officer, which is expected to become effective on or around April 20, 2015.  Mr. Langer, 48, is currently the Chief Financial Officer of Equity One Inc. (“Equity One”), a position he has held since April 2009.  Additionally, Mr. Langer served as the Chief Administrative Officer of Equity One from January 2008 through January 2011. From January 2000 to December 2007, Mr. Langer served as Chief Operating Officer of Johnson Capital Management, Inc., an investment advisor.  From 1988 to 2000, Mr. Langer was a certified public accountant at KPMG, LLP, where he was elected a partner in 1998.  Mr. Langer has a BBA in Accounting from James Madison University.

The employment agreement (the “Agreement”) between UE and Mr. Langer provides for Mr. Langer’s employment to commence on July 1, 2015, or an earlier date mutually agreed between Mr. Langer and UE (the “Effective Date”).  The Effective Date is expected to be on or around April 20, 2015. The initial term of the Agreement extends for four years following the Effective Date, with automatic one-year renewals thereafter unless either party provides the other party at least 90 days’ prior notice of nonrenewal.

The Agreement provides that Mr. Langer will be entitled to an annual base salary of $525,000 and a target annual bonus of 100% of annual base salary, paid 50% in cash and 50% in equity awards that vest ratably over three years subject to continued employment. Additionally, Mr. Langer will be eligible to receive annual grants, under UE’s long-term incentive compensation plans, of options to purchase UE common shares with a grant date Black Scholes value equal to $200,000, which options will vest ratably over three years subject to continued employment. Mr. Langer will be entitled to participate in the 401(k) and welfare and benefit plans that are generally offered to UE senior-level executives or employees. Additionally, UE will provide Mr. Langer with a car and driver, reimbursement of life, disability and similar insurance premiums in an amount not to exceed $30,000 in any calendar year and relocation expense reimbursement.

On or as soon as reasonably practicable following the Effective Date, UE will grant Mr. Langer (1) options to purchase UE common shares with a grant date Black Scholes value equal to $500,000 that vest ratably over four years subject to continued employment (the “Initial Option Award”) and (2) a number of long-term incentive partnership units in Urban Edge Properties LP equal to $1,000,000 divided by the volume-weighted average trading price of a UE common share on the New York Stock Exchange for the ten trading days up to, and including, the grant date, which incentive partnership units vest ratably over four years subject to continued employment (the “Initial Restricted LTIP Units”).  Additionally, as soon as reasonably practicable following the Effective Date, UE will make a cash payment to Mr. Langer, not to exceed $400,000, to compensate Mr. Langer for the forfeited amount, if any, of the retention bonus offered to Mr. Langer by Mr. Langer’s former employer, provided that this cash payment will be reduced, on a dollar-for-dollar basis, by the dollar value of such retention bonus actually received by Mr. Langer.

On any termination of Mr. Langer’s employment, Mr. Langer will be entitled to payment of any earned but unpaid base salary and annual bonus and accrued and unpaid vacation pay, and any compensation and benefits due to Mr. Langer under the terms of any other plan or program. On a termination of Mr. Langer’s employment by UE without cause or by Mr. Langer for good reason, subject to Mr. Langer’s execution of a release, Mr. Langer will be entitled to (1) a lump sum payment of the Severance Amount, (2) a Pro Rata Bonus paid at the time bonuses are otherwise paid, (3) the Medical Benefits, (4) vesting of all outstanding unvested equity awards and (5) if the Initial Option Award and Initial Restricted LTIP Units have not been granted, a lump sum cash payment equal to $1,500,000. Stock options held by Mr. Langer will remain exercisable for 60 days following termination (or, if earlier, for the remainder of the term of the option). For these purposes:

•                  The “Severance Amount” equals 1.5 times the sum of Mr. Langer’s base salary and target annual bonus, unless the termination is within three months prior to, in connection with or within two years following a change in control of UE (a “Qualifying CIC Termination”), in which case it equals 2.5 times the sum of Mr. Langer’s base salary and target annual bonus.

•                  The “Pro Rata Bonus” equals a pro rata portion of Mr. Langer’s annual bonus for the year of termination based on actual performance or, on a Qualifying CIC Termination, the greater of that amount and Mr. Langer’s target annual bonus.

•                  The “Medical Benefits” require UE to provide Mr. Langer medical insurance coverage substantially identical to that provided to other senior executives for one year following termination or, on a Qualifying CIC Termination, for two years following termination, in each case subject to applicable law.

On a termination of Mr. Langer’s employment due to death or disability, Mr. Langer will be entitled to vesting of the Initial Option Award and Initial Restricted LTIP Units.

Mr. Langer is subject to non-competition and non-solicitation of employees covenants through the one-year anniversary of the date Mr. Langer’s employment terminates for any reason.

In the event that payments or benefits owed to Mr. Langer constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Langer receiving a higher net-after-tax amount than he would have absent such reduction.

“Cause” generally means Mr. Langer’s (1) conviction of, or plea of guilty or nolo contendere to, a felony; (2) willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from Mr. Langer’s incapacity due to physical or mental illness or after Mr. Langer’s notice of termination for good reason) that Mr. Langer fails to remedy to the reasonable satisfaction of UE within 30 days after UE’s written notice of such failure; or (3) willful misconduct that is or may reasonably be expected to have a material adverse effect on the reputation or interests of UE.

Mr. Langer may terminate his employment for “good reason” within 90 days after he has actual knowledge of the occurrence, without his written consent, of one of the following events that has not been cured within 30 days after Mr. Langer’s written notice of such event (provided that such notice is given to UE within 30 days after Mr. Langer becomes aware of the event): (1) a material reduction in base salary, annual bonus opportunity or the aggregate level of employee benefits; (2) a material diminution in Mr. Langer’s position, authority, duties or responsibilities; (3) a relocation of Mr. Langer’s location of employment to a location outside of Manhattan or more than 30 miles outside of Paramus, New Jersey; or (4) UE’s material breach of any provision of the Agreement, including (a) Mr. Langer not holding the title of Chief Financial Officer, (b) delivery by UE of a notice of non-renewal of the Agreement, (c) a failure of a successor to UE to assume the Agreement and (d) a material change in Mr. Langer’s reporting relationship.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Matthew Iocco

UE also announced on April 1, 2015, that Matthew Iocco, UE’s Interim Chief Financial Officer and the Executive Vice President and Chief Accounting Officer of Vornado Realty Trust, will resign from his role as Interim Chief Financial Officer of UE effective as of the Effective Date.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits.

10.1   Employment Agreement between Urban Edge Properties and Mark Langer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

By:	/s/ Donald P. Casey
Name:	Donald P. Casey
Title:	General Counsel and Secretary

Date:  April 7, 2015

Exhibit Index

10.1   Employment Agreement between Urban Edge Properties and Mark Langer.